EXHIBIT 99.1

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

Zoetis Declares Third Quarter 2026 Dividend

PARSIPPANY, N.J. – May 20, 2026 –The Board of Directors of Zoetis Inc. (NYSE:ZTS) has declared a dividend of $0.53 per share for the third quarter of 2026. The dividend will be paid on Tuesday, September 1, 2026, to all holders of record of the Company’s common stock as of the close of business on Monday, July 20, 2026.
About Zoetis
Zoetis is the world’s leading animal health company, driven by a singular purpose: to nurture our world and humankind by advancing care for animals. With a legacy of nearly 75 years, Zoetis continues to pioneer ways to predict, prevent, detect, and treat animal illness, supporting veterinarians, livestock producers, and pet owners in over 100 countries. We integrate deep scientific expertise, data-driven R&D, advanced manufacturing, and commercial excellence to deliver meaningful innovation across medicines, vaccines, diagnostics, biopharmaceuticals, and digital solutions. Guided by our vision to be the most trusted and valued animal health company, Zoetis is committed to setting new standards for the future of animal care through innovation, customer obsession, and purpose-driven colleagues. To learn more, visit www.zoetis.com.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future
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use of cash and dividend payments, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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